EXHIBIT 5.1

NORTH POINT • 901 LAKESIDE AVENUE • CLEVELAND, OHIO 44114.1190 TELEPHONE: +1.216.586.3939 • JONESDAY.COM
April 18, 2023
Athersys, Inc.
3201 Carnegie Avenue,
Cleveland, OH 44115

Re: Shares of Common Stock and Pre-Funded Warrants of Athersys, Inc.
Ladies and Gentlemen:
We have acted as counsel for Athersys, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of (i) 2,315,000 shares of the Company’s common stock (the “Shares”), par value $0.001 per share (“Common Stock”) and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 1,370,000 shares of Common Stock (the “Pre-Funded Warrant Shares” and, collectively with the Shares, the “Securities”) pursuant to the Securities Purchase Agreement, dated as of April 18, 2023 (the “Securities Purchase Agreement”), between the Company and each purchaser identified on the signature pages thereto.
In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that:
1.The Shares, when issued and delivered pursuant to the terms of the Securities Purchase Agreement against payment of the consideration therefor as provided in the Securities Purchase Agreement, will be validly issued, fully paid and non-assessable.
2.The Pre-Funded Warrants, when issued and delivered pursuant to the terms of the Securities Purchase Agreement against payment of the consideration therefor as provided in the Securities Purchase Agreement, will constitute valid and binding obligations of the Company.
3.The Pre-Funded Warrant Shares, when issued upon exercise of the Pre-Funded Warrants pursuant to the terms of the Pre-Funded Warrants against payment of the exercise price therefor as provided in the Pre-Funded Warrants, will be validly issued, fully paid and non-assessable.
The opinions set forth above are subject to the following limitations, qualifications and assumptions:

AMSTERDAM ATLANTA BEIJING BOSTON BRISBANE BRUSSELS CHICAGO CLEVELAND COLUMBUS DALLAS DETROIT
DUBAI DÜSSELDORF FRANKFURT HONG KONG HOUSTON IRVINE LONDON LOS ANGELES MADRID MELBOURNE
MEXICO CITY MIAMI MILAN MINNEAPOLIS MUNICH NEW YORK PARIS PERTH PITTSBURGH SAN DIEGO SAN FRANCISCO SÃO PAULO SAUDI ARABIA SHANGHAI SILICON VALLEY SINGAPORE SYDNEY TAIPEI TOKYO WASHINGTON

Athersys, Inc.
August 17, 2022

In rendering the foregoing opinions, we have assumed that the resolutions authorizing the Company to issue and deliver the Pre-Funded Warrant Shares pursuant to the Pre-Funded Warrants by the Company’s Board of Directors (or an authorized committee thereof) will be in full force and effect at all times at which such Pre-Funded Warrant Shares are issued and delivered by the Company, and the Company will take no action inconsistent with such resolutions.
The opinion in paragraph 2 is limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.
As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinions expressed herein are limited to (i) the General Corporation Law of the State of Delaware and (ii) the laws of the State of New York, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinions expressed herein.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K dated the date hereof filed by the Company and incorporated by reference into the Registration Statement on Form S-3 (File No. 333-264724) (the “Registration Statement”) filed by the Company to effect the registration of the Securities under the Securities Act of 1933 (the “Securities Act”), and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,

/s/ Jones Day